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THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND IT MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH
REGISTRATION OR ANY EXEMPTION THEREFROM UNDER SAID ACT AND SUCH LAWS AND THE RESPECTIVE RULES AND REGULATIONS THEREUNDER.

                           IMAGEWARE SOFTWARE, INC.

                    8.0% Convertible Note due June 15, 2000

$267,500                                                          June 15, 1995

     FOR VALUE RECEIVED, the undersigned ImageWare Software, Inc., a corporation organized and existing under the laws of the State of California (herein called the "Company"), hereby promises to pay to S. James Miller, Jr., or order, the principal sum of Two Hundred Sixty Seven Thousand and Five Hundred Dollars ($267,500) on June 15, 2000 with interest (computed on the basis of a 360-day year and 30-day month) on the unpaid balance thereof at the rate of 8.0% per annum from the date hereof, payable monthly on the last day of each quarter, commencing on September 30, 1995, until the prinicpal hereof shall have become due and payable or shall have been paid. At the option of either the Company or the holder of this Note, interest may be allowed to accrue and be added to principal, rather than be paid.

     Payment of both principal and interest are to be made at the address shown on the Company's books or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

     This Note and any other promissory notes with identical terms shall, at the option of the holder, be prepaid prorata to the extent of 20% of the Company's pre-tax income earned subsequent to June 30, 1995.

     In the event that interest or principal on this Note is not paid when due, then the principal and accrued interest of this Note may be declared immediately due and payable by the holder hereof. The Company agrees to pay, and save the holder hereof harmless against any liability for, any expenses arising in connection with the enforcement by the holder hereof of any of its rights under this Note.

     This Note shall be convertible into securities of the Company as follows:

     The principal amount of this Note plus accrued but unpaid interest thereon shall be convertible, at the option of the holder thereof, at any time after date hereof, into Units of Series B Preferred Stock, ("Preferred Stock") and Common Stock Purchase Warrants ("Warrants") of the Company of the type sold to purchasers in the $1,250,000 Unit


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offering made pursuant to a Confidential Private Placement Memorandum dated
April 10, 1995, at $2.50 per Unit, subject to adjustment.

     The conversion of this Note into Units shall be effected by the surrender of this Note, duly endorsed in blank, at the office of the Corporation, with written notice to the Corporation of the election to convert the same and shall state therein the name or names in which the securities included in the Units are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver to such holder certificates of Preferred Stock and Warrants into which the Note was converted.

     The Conversion Price of the Preferred Stock and the Exercise Price of the Warrrants included in the Units shall be subject to adjustment from time to time as follows:

     In the event the Corporation should at any time or from to time after the date of the issuance of any shares of Preferred Stock or Warrants fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to received a dividend or other distribution payable in additional shares of Common Stock or other securities or rights or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Preferred Stock and the Exercise Price of the Warrants shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such Preferred Stock or exercise of each Warrant shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding and those issuable with respect to Common Stock Equivalents or other rights or securities of the Corporation.

     If the number of shares of Common Stock outstanding at any time after the date of the issuance of any shares of Preferred Stock and Warrants is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price of the Preferred Stock and the Exercise Price of the Warrants shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

     In the event the Corporation shall declare a distribution with respect to the outstanding shares of Common Stock payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets or options or rights not referred to above, then, in each such case for the purpose of this paragraph, the holders of the Preferred Stock and the Warrants shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of


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the Corporation into which their shares of Preferred Stock are convertible or their Warrants are exercisable as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to received such distribution.

     If at any time or from time to time there shall be a capital reorganization of the Corporation or any reclassification of the Common Stock or in case of the consolidation or merger of the Corporation with any other person or entity or in case of any sale, conveyance or disposition of all or substantially all of the assets of the Corporation to an affiliate of the Corporation (other than a subdivision, combination or Event of Liquidation or Sale as provided for elsewhere herein), the Corporation and the person or entity formed by such consolidation or resulting from such capital reorganization, reclassification of capital stock or merger, as the case may be, shall make provision in the articles or certificate of incorporation or other governing instruments of such person such that each share of Preferred Stock shall thereafter be convertible and each Warrant shall thereafter be exercisable only into the kind of and amount of shares of stock, other securities, cash and other property receivable upon such capital reorganization, reclassification of capital stock, consolidation, merger, sale, converyance or disposition, as the case may be, by a holder of the number of shares of Common Stock into which such shares of Preferred Stock were convertible or Warrants were exercisable immediately prior to such capital reorganzation, reclassification of capital stock, consolidation, merger, sale, conveyance or disposition. In any such case, appropriate adjustment shall be made in the application of the provisions of this paragraph with respect to the rights of the holders of the Preferred Stock and the holders of the Warrants after such capital reorganization, reclassification of capital stock, consolidation, merger, sale, conveyance or disposition to the end that the provisions of this paragraph (including adjustment of the Conversion Price of the Preferred Stock and the Exercise Price of the Warrants then in effect and the number of shares purchasable upon conversion of the Preferred Stock or exercise of the Warrant) shall be applicable after that event as nearly equivalent as may be practicable.

     This Note shall be construed and enforced in accordance with the laws of the State of California.


                                    IMAGEWARE SOFTWARE, INC.




                                    By:  /s/ S. James Miller
                                       --------------------------------
                                        S. James Miller, Jr., President and CEO